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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2004

VASO ACTIVE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31925	02-0670926
(State or other jurisdiction of incorporation No.)	(Commission File No.)	(IRS Employer Identification No.)

99 Rosewood Drive, Suite 260, Danvers, Massachusetts 01923

(Address of principal executive offices including zip code)

(978) 750-0090

(Registrant’s telephone number, including area code)

TABLE OF CONTENTS

ITEM 5.	OTHER EVENTS

ITEM 7.	EXHIBITS

SIGNATURE

EXHIBIT 99.1 - PRESS RELEASE

ITEM 5.  OTHER EVENTS

On January 12, 2004, Vaso Active Pharmaceuticals, Inc. (the “Company”) issued a press release announcing that it had entered into a non-exclusive marketing and distribution agreement (the “Agreement”) with Ortho Distribution, Inc. (“ODI”) of Andover, Massachusetts, a wholly owned subsidiary of Tempe, Arizona-based OrthoRehab, Inc., a multi-national provider of orthopedic therapies and medical devices.  A copy of the press release is attached as Exhibit 99.1

ITEM 7.  EXHIBITS

(c)  Exhibits.

Exhibit 99.1 - Press Release, dated January 12, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vaso Active Pharmaceuticals, Inc.

	By:	/s/ John J. Masiz
Name: John J. Masiz
Title: President, CEO

Date: January 12, 2004